QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    We have issued our report dated November 16, 2001 accompanying the consolidated financial statements included in the Annual Report of Oxboro Medical, Inc. on Form 10-KSB for the year ended September 30, 2001. As independent public accountants, we hereby consent to the incorporation by reference of said report in the Registration Statement of Oxboro Medical, Inc. on Form S-3 (File No. 333-43616), filed August 11, 2000.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota
December 13, 2001

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS